FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
October 28, 2022		Chairman & CEO
(414) 964-5000
mjkoss@koss.com

Koss Corporation Releases First Quarter Results

Milwaukee, Wisconsin: Koss Corporation (NASDAQ: KOSS) (the “Company”), the U.S. based high-fidelity headphone company, has reported its results for the first quarter ended September 30, 2022.

Sales for the first quarter of the current fiscal year were $3,354,529, a decline of 23.2%  compared to $4,365,067 for the same period in the prior year.  Net income for the three months ended September 30, 2022 increased to $9,944,743,  compared to a net loss of $99,359 for the same three-month period one year ago. Basic income per common share for the quarter was $1.09 compared to basic loss per common share of $0.01 for the three-month period one year ago.  Diluted income per common share for the quarter was $1.01 compared to diluted loss per common share of $0.01 for the three-month period one year ago.

“Softness in certain of our domestic distributors as a result of tighter inventory management and diminishing COVID stimulus money, coupled with a marked reduction in sales to Europe, drove the decline in overall sales for the quarter,” Michael J. Koss, Chairman and CEO, said today. “Fortunately gains experienced with other US distributors, which nearly doubled over the same period in the prior year, and appreciable growth in our direct-to-consumer (DTC) business helped to offset some of the decline.”

“Gross margins were slightly below the prior year’s first quarter,” Koss continued.  “While the mix of sales was favorable with increased higher margin DTC and other US distribution sales, the impact of working through inventory purchased at higher freight rates negatively affected the margins.  The Company did benefit from lower freight rates during the quarter as a result of reduced container demand, however, the renewed threat of rail strikes could result in increased future costs.”

About Koss Corporation

 Koss Corporation markets a complete line of high-fidelity headphones, wireless Bluetooth® speakers, computer headsets, telecommunications headsets, active noise canceling headphones, wireless headphones, and compact disc recordings of American Symphony Orchestras on the Koss Classics® label.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “aims,” "anticipates," "believes," "estimates," "expects," "intends," "plans," “thinks,” "may," "will," “shall,” "should," “could,” “would,” "forecasts," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology. These statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, inflationary cost environment, supply chain disruption, the impacts of the COVID-19 pandemic, geopolitical instability and war, consumer demand for the Company's and its customers' products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances or new information. In addition, such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.

KOSS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	September 30
	2022	2021
Net sales	$3,354,529	$4,365,067
Cost of goods sold	2,168,305	2,783,230
Gross profit	1,186,224	1,581,837

Selling, general and administrative expenses	23,670,596	1,780,798

(Loss) from operations	(22,484,372)	(198,961)

Other income	33,000,000	100,000
Interest income	27,056	633

Income (loss) before income tax provision	10,542,684	(98,328)

Income tax provision	597,941	1,031

Net income (loss)	$9,944,743	$(99,359)

Income (loss) per common share:
Basic	$1.09	$(0.01)
Diluted	$1.01	$(0.01)

Weighted-average number of shares:
Basic	9,157,284	8,843,946
Diluted	9,849,043	8,843,946